SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


            Date of Report (Date of earliest event reported): October 18, 2002
                                                             (October 18, 2002)

                              TrustCo Bank Corp NY


             (Exact name of registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)


                    0-10592                                    14-1630287
       ------------------------------------          -------------------------
         (Commission File Number)              (IRS Employer Identification No.)


                  5 Sarnowski Drive, Glenville, New York 12302
               (Address of principal executive offices) (Zip Code)



            Registrant's telephone number, including area code: (518) 377-3311
                                                                --------------





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TrustCo Bank Corp NY


Item 5.           Other Events

                  A press release was issued on October 18, 2002 announcing a major reorganization at the executive officer level. Attached is the press release labeled as exhibit 99(a).




Item 7            (c) Exhibits


                  Reg S-K Exhibit No.           Description
                           99(a)                Press release dated October 18,
                                                2002 announcing a major
                                                reorganization at the executive
                                                officer level.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 18, 2002

                                                  TrustCo Bank Corp NY
                                                  (Registrant)


                                                   By:/s/ Robert T. Cushing
                                                  ----------------------------
                                                    Robert T. Cushing
                                                    Vice President and
                                                    Chief Financial Officer




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                                 Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.        Description                              Page
------------------         ----------------------------         ----------
         99(a)             Press release dated October 18,           5-6
                           2002,   announcing a major
                           reorganization at the executive officer
                           level.




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





                                                                Exhibit 99(a)
TRUSTCO
Bank Corp NY                                                    News Release
-----------------------------------------------------------------
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311   Fax: (518) 381-3668

Subsidiaries:   Trustco Bank                                     NASDAQ - TRST
                Trustco Savings

                Robert M. Leonard
                Vice President
                (518) 381-3693

FOR IMMEDIATE RELEASE:

                   TRUSTCO RESTRUCTURES TO PREPARE FOR GROWTH

Glenville, New York - October 18, 2002

In the latest in a series of initiatives to guide its program of expansion, TrustCo Bank Corp NY (TrustCo) has announced a major reorganization at the executive officer level.

Effective November 1, Robert A. McCormick will retire as President and CEO to concentrate his efforts as Chairman of the Board of the combined Trustco operations. He will, however, remain on as a consultant. Senior Vice President and Chief Financial Officer Robert T. Cushing will become President and CEO of TrustCo Bank Corp NY, the holding company. Senior Vice President Robert J. McCormick will become President and CEO of Trustco Bank. Effective December 1, Senior Vice Presidents Robert T. Cushing and Nancy A. McNamara will be resigning as board members of TrustCo Bank Corp NY.

These changes will position the Company to operate under recently enacted legislation affecting the composition and responsibilities of publicly-traded companies such as TrustCo.

Even more important, according to McCormick, the new structure helps the bank meet a number of objectives. "To begin, we are launching an unprecedented era of growth, including expansion into new geographic areas. As Chairman, free of operational concerns, I am better able to focus on guiding these efforts. At the same time, this new structure affords greater opportunity for executive growth within the bank, allowing us to benefit from new energy and ideas, and broadening the base of our strength for the future. It is my intention to remain available to shepherd this management transition."




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Other recent growth  initiatives  at TrustCo  include  revisions in the dividend structure to help finance  expansion,  and a pending  application to combine its
savings  and  commercial  operations,   and  move  forward  as  a  thrift,  with
regulations far more amenable to branching. The bank has announced plans to open 30 new branches in the next three years, regionally, downstate, and in Florida.

TrustCo Bank Corp NY is a $2.7 billion dollar bank holding company and through its two subsidiary banks, Trustco Bank, National Association and Trustco Savings Bank, operates 63 offices in Albany, Columbia, Dutchess, Greene, Montgomery, Rennselaer, Rockland, Saratoga, Schenectady, Schoharie, Warren, Washington, and Westchester Counties in New York, and Bennington County in Vermont. In addition, the bank operates a full service Trust Department that has $927 million of assets under management. The common shares of TrustCo are traded on the NASDAQ National Market tier of the NASDAQ Stock Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo's Securities and Exchange Commission filings may express "forward-looking statements." Those "forward-looking statements" may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various risk factors, including, but not limited to: (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, and (5) changes in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected in the forward-looking statements.




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